EATON VANCE GREATER INDIA FUND

Two International Place, Boston, Massachusetts 02110

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November 17, 2016

Dear Shareholder:

The Board of Trustees for the Eaton Vance Greater India Fund has sent you a notice of a meeting of shareholders (the “Meeting”) to ask you to vote on three important proposals affecting the Fund.  The Meeting convened on November 17, 2016, but is now adjourned until December 16, 2016 because sufficient votes were not received by the Fund to approve the proposals.  The Meeting will reconvene at the offices of at the offices of the Fund, Two International Place, Boston, Massachusetts 02110 at 11:00 a.m., Eastern Time.  A proxy for voting your shares at the Meeting is enclosed.  The shares represented by each valid proxy received in time will be voted at the meeting as specified.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED.

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Detailed information about the Meeting and the proposals can be found in the proxy statement.  To view the proxy statement electronically please goes to, www.eatonvance.com, by selecting “Individual Investors” followed by “Products” and then “Mutual Fund – Documents.”

Another copy of the proxy card has been included for your review and convenience.  Should you have any questions regarding the proposals or to vote your shares, please call 1-800-290-6428.

Thank you for your participation.

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#29    REG / NOBO